Exhibit 99.2

FORM OF NOTICE OF GUARANTEED DELIVERY

NATIONAL CINEMEDIA, LLC

OFFER TO EXCHANGE

ALL OUTSTANDING 7.875% SENIOR NOTES DUE 2021

($200,000,000 AGGREGATE PRINCIPAL AMOUNT)

FOR

7.875% SENIOR NOTES DUE 2021

THAT HAVE BEEN REGISTERED UNDER THE

SECURITIES ACT OF 1933, AS AMENDED

Pursuant to the Prospectus dated              , 2011

This Notice of Guaranteed Delivery (this “Notice of Guaranteed Delivery”), or one substantially equivalent to this form, must be used to accept the offer National CineMedia, LLC, a Delaware limited liability company, to exchange (the “Exchange Offer”) up to $200,000,000 in aggregate principal amount of our registered 7.875% Senior Notes due 2021, or the “Exchange Notes,” the issuance of which has been registered under the Securities Act of 1933, as amended, or the Securities Act, for a like principal amount of our outstanding unregistered 7.875% Senior Notes due 2021, or the “Original Notes”, if (i) certificates for the Original Notes are not immediately available, (ii) the Original Notes, the Letter of Transmittal, dated , 2011 (the “Letter of Transmittal”), and all other required documents cannot be delivered to Wells Fargo Bank, National Association (the “Exchange Agent”) on or prior to 5:00 p.m., New York City Time, on , 2011 (the “Expiration Date”) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See “The Exchange Offer — Procedures for Tendering” in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Original Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Original Notes (or facsimile thereof) must also be received by the Exchange Agent on or prior to the Expiration Date (as defined below). Capitalized terms not defined herein have the meanings assigned to them in the Prospectus, dated , 2011 (as the same may be amended from time to time the “Prospectus”).

THE EXCHANGE OFFER (AS DEFINED BELOW) AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME ON             , 2011 (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M. NEW YORK CITY TIME ON THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offer is:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By Registered or Certified Mail	By Overnight Delivery	By Hand Delivery	Facsimile Transmission

Wells Fargo Bank, N.A. 608 2nd Avenue South Northstar East Building — 12th Floor Minneapolis, Minnesota 55402-1916 Attn: Bondholder Communications	Wells Fargo Bank, N.A. 608 2nd Avenue South Northstar East Building — 12th Floor Minneapolis, Minnesota 55402-1916 Attn: Bondholder Communications	Wells Fargo Bank, N.A. 608 2nd Avenue South Northstar East Building — 12th Floor Minneapolis, Minnesota 55402-1916 Attn: Bondholder Communications	(612) 667-6282 Attn: Corporate Trust Operations Confirm by Telephone: (800) 344-5128

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to National CineMedia, LLC, a Delaware limited liability company (the “Company”), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Original Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer — Guaranteed Delivery Procedures.”

Aggregate Principal Amount	Name(s) of Registered Holder(s)
Amount Tendered $
Certificate No(s) (if available):

$
(TOTAL PRINCIPAL AMOUNT REPRESENTED BY ORIGINAL NOTES CERTIFICATE(S))

If Original Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number:

Date:

*	Must be in denominations of $2,000 and in integral multiples of $1,000.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE

X		X
X		X
	Signature(s) of Owner(s) Authorized Signatory		Date

Area Code and Telephone Number:

Must be signed by the holder(s) of the Original Notes as their name(s) appear(s) on certificates for Original Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below and, unless waived by the Company, provide proper evidence satisfactory to the Company of such person’s authority to so act.

Please print name(s) and address(es)

Name(s)

Capacity:

Addresses:

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an “eligible guarantor institution,” including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, government securities broker or government securities dealer, (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (each of the foregoing being referred to as an “Eligible Institution”), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Original Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Original Notes to the Exchange Agent’s account at The Depository Trust Company (“DTC”), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

The undersigned acknowledges that it must deliver the Letter(s) of Transmittal (or facsimile thereof) and the Original Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm	Authorized Signature

Address	Title (Please Type or Print)

Zip Code
Area Code and Telephone Number:	Date

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